Exhibit 3.2

GEMSTAR — TV GUIDE INTERNATIONAL, INC.

A Delaware Corporation

Amended and Restated By-laws,
as amended and restated on June 2, 2005

_________________

ARTICLE I

STOCKHOLDERS

         Section 1.1    Annual Meeting.

        An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and of transacting such other business as may properly come before it shall be held each year at such date, time, and place in the United States, either within or without the State of Delaware, as may be specified by the Board of Directors in the notice of meeting.

            Section 1.2    Special Meetings.

        Except as otherwise provided in the terms of any class or series of preferred stock or unless otherwise provided by law, special meetings of stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation promptly (i) upon the written request of the holders of not less than a majority of the total voting power of the outstanding Voting Securities (as hereinafter defined) of the Corporation (such written request shall set forth the purpose or purposes for which the meeting is called, and in case of a special meeting called for the purpose of nominating directors of the Corporation, the information required by Section 1.9 hereof), or (ii) at the request of six of the twelve members of the Board of Directors then authorized. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such request. The term “Voting Securities” shall mean the Corporation’s Common Stock, par value $.01 per share (“Common Stock”), and any class or series of preferred stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof. Special meetings of stockholders for any purpose or purposes may be held at such time and place in the United States either within or without the State of Delaware as may be stated in the notice of meeting.

           Section 1.3    Notice of Meetings.

        Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chief Executive Officer, the President and Chief Operating Officer, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law or the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate”).

           Section 1.4     Notice of Nominations for the Election of Directors and the Proposal of Business.

           1.4.1   Annual Meetings of Stockholders.

           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 of these By-laws, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

         1.4.2    Special Meetings of Stockholders.

        Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors as provided in Section 2.4 hereof or (b) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

          1.4.3    General.

                     (a)        Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

                     (b)        Notwithstanding the foregoing or the provisions of Section 1.9 of these By-laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4 or Section 1.9 of these By-laws. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 1.5    Quorum.

        Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law or in the Certificate or elsewhere in these By-laws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority in total voting power of the shares that are present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these By-laws until a quorum shall attend.

         Section 1.6    Adjournment.

        Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned in a single adjournment for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.7    Calling of Meeting.

        The Chief Executive Officer or, in the absence of the Chief Executive Officer, the designee of the Chief Executive Officer (provided such designee is a Vice President), shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board of Directors fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of all of the foregoing officers.

        The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

         Section 1.8    Voting.

        Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law, the Certificate or elsewhere in these By-laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         Section 1.9    Advance Notice; Nominations.

        At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 1.3 hereof or (b) in the case of an annual meeting, (i) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by a stockholder of the Corporation. For business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. The Secretary shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in these By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this By-law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, and if purported to be transacted shall be void.

        At each annual meeting of stockholders, the stockholders shall elect directors in accordance with the Certificate. Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible for election as directors at an annual meeting or at a special meeting called for such purpose pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors pursuant to Section 2.4 hereof or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this By-law. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder’s notice of nomination in the case of an annual meeting or a special meeting called for the election of directors shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, and, provided, further, that in the case of a special meeting called at the request of a stockholder or stockholders nominating persons for election to the Board of Directors, the notice of nomination by the stockholder(s) requesting such meeting will be timely if received by the Corporation pursuant to Section 1.2 hereof. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of this By-law, “public disclosure” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

ARTICLE II

BOARD OF DIRECTORS

         Section 2.1    Number and Term of Office.

                      (a)      The governing body of this Corporation shall be a Board of Directors. The Board of Directors shall be comprised of not less than three (3) members. The Board of Directors, by action taken by the affirmative vote of not less than a majority of the total number of members of the Board of Directors then authorized at a regular meeting or a special meeting called for that purpose, may increase or decrease the number of directors. Directors need not be stockholders of the Corporation. No class or series of preferred stock shall be entitled to elect any additional directors, although the terms of any class or series of preferred stock may provide that the shares of such class or series are entitled to vote in elections of directors.

                      (b)      A majority of the members of the Board of Directors shall meet the definition of “independent director” as defined by the Nasdaq Stock Market rules, as may be in effect from time to time, or, if the Corporation’s securities are primarily listed on a stock market other than the Nasdaq Stock Market, as defined by the rules and regulations of such other stock market (the “Independent Director Standard”); provided, however, that the foregoing shall not apply if the Corporation is or is deemed to be a “controlled company” within the meaning of the rules of the Nasdaq Stock Market, or, if the Corporation’s securities are primarily listed on a stock market other than the Nasdaq Stock Market, within the meaning of the rules and regulations of such other stock market (“Controlled Company”).

                      (c)      Beginning with the annual meeting of stockholders held in 2005, the Board of Directors shall be elected annually at each annual meeting of stockholders of the Corporation. The directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

         Section 2.2    Resignations.

        Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice or notice by electronic transmission to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

         Section 2.3    Removal of Directors.

        Directors may be removed from office with or without cause upon the affirmative vote of holders of not less than 66-2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section 1.2), voting together as a single class at a meeting specifically called for such purpose.

         Section 2.4    Newly Created Directorships, Vacancies and Nominees.

        Except as required by law, or as provided for in a resolution of the Board of Directors, newly-created directorships and vacancies on the Board of Directors, resulting from death, resignation, removal, disqualification or other cause may be filled by a majority of the directors then in office, although less than a quorum. Any director so appointed shall hold office until the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 2.5    Chairman of the Board.

        The Board of Directors may elect a Chairman from among the directors. The Chairman shall possess and exercise such authority and powers and perform such duties as may be determined by these By-laws and the Board of Directors. The Board of Directors may determine that the Chairman shall be a non-executive of the Corporation, in which event he or she shall not be an officer of the Corporation.

         Section 2.6    Meetings.

        The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders. Regular meetings of the Board of Directors (including such annual meeting) shall be held not less frequently than quarterly, at 10:00 a.m. local time on the last business day of each calendar quarter, at the executive offices of the Corporation or at such other time and place as shall be determined from time to time by the Board of Directors. Notice of each regular meeting shall be furnished in writing to each member of the Board of Directors not less than five business days in advance of said meeting, unless such notice requirement is waived in writing by each member.

        Special meetings of the Board of Directors shall be held at such time and place within the United States as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer and shall be called by the Secretary of the Corporation upon the written request of not less than six of the twelve members of the Board of Directors then authorized.

         Section 2.7    Notice of Special Meetings.

        The Secretary, or in his or her absence or failure to give such notice, any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by overnight courier, or by telegram, cable, facsimile transmission, electronic transmission or personal service at least three business days before the meeting unless such notice requirement is waived by each member. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

         Section 2.8    Quorum and Organization of Meetings.

        A majority of the total number of members of the Board of Directors then authorized shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise required by law or provided by the Certificate or these By-laws, directors present at any meeting at which a quorum is present for the transaction of business may by majority vote decide any question brought before such meeting. Meetings shall be presided over by the Chief Executive Officer, or in his or her absence, by his or her designee. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.9    Indemnification.

        The Corporation shall indemnify members of the Board of Directors and officers of the Corporation and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Certificate, as now or hereafter in effect.

         Section 2.10    Executive Committee of the Board of Directors.

        There shall be an executive committee of the Board of Directors. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, the Executive Committee shall have such duties and powers relating to the management of the business and affairs of the Corporation as may be delegated to it from time to time by the Board of Directors; provided, however, that the Executive Committee shall have all powers of the Board of Directors with respect to matters related to the operations of the Corporation and its subsidiaries between Board meetings, except as otherwise determined by the Board of Directors or delegated to the Compensation Committee or the Audit Committee pursuant to these By-laws or otherwise, or delegated by the Board to a different committee. The Executive Committee will not have decision-making authority with respect to any of the following matters and only the Board of Directors shall have authority to decide such matters: (1) any acquisition by the Corporation or any person controlled by the Corporation of any business or assets if the amount involved exceeds $25 million, (2) any sale, lease, exchange or other disposition, pledge or encumbrance of any assets (including any interest or participation in any person) or of all or a part of any business of the Corporation or any person controlled by the Corporation if the amount involved exceeds $25 million, and (3) the incurrence by the Corporation or any person controlled by the Corporation of indebtedness in excess of $50 million in any fiscal year. The Executive Committee shall act by the affirmative vote of a majority of the members of such committee that are present at any duly called meeting of the Executive Committee at which a quorum for the transaction of business is present or by unanimous written consent. The presence of at least fifty percent of the members of the Executive Committee at any duly called meeting will constitute a quorum for the transaction of business at such meeting. Either the Chief Executive Officer or any two members of the Executive Committee may call a meeting of the Executive Committee. The Chief Executive Officer will be the chairman of the Executive Committee. The Executive Committee shall keep minutes of its meetings and shall report promptly after each of its meetings to the Board of Directors so as to keep the Board of Directors sufficiently apprised of the Executive Committee’s meetings, actions and activities, and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it.

         Section 2.11    Other Committees of the Board of Directors.

                      (a)      Compensation Committee. There shall be a compensation committee of the Board of Directors. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, the Compensation Committee will have the power to make all decisions with respect to the compensation and the terms of employment of any executive officer of the Corporation or any of its subsidiaries, or any other officer or employee of the Corporation or any of its subsidiaries, and will have such other powers as may be delegated by the Board to the Compensation Committee thereafter. Notwithstanding the foregoing, unless and until otherwise determined by the Board of Directors, the Compensation Committee’s authority to grant stock options, stock appreciation rights, restricted stock awards or other stock based compensation or otherwise to obligate the Corporation to issue any equity security pursuant to a compensation plan or otherwise (collectively, “Compensatory Awards”), shall be limited, on a cumulative basis from the Effective Time, as defined in the Certificate, to an aggregate number of shares of Common Stock equal to the product of the total number of shares of Common Stock outstanding on a fully diluted basis immediately following the Effective Time (the “Fully Diluted Share Number”) times two percent (2%) (the “Available Stock Number”). Further, not more than 1% of the Fully Diluted Share Number may be granted, awarded or issued in the aggregate to officers of the Corporation or any person controlled by the Corporation who directly report to the Chief Executive Officer, and any such grant, award or issuance shall reduce the Available Stock Number. If a Compensatory Award that reduced the Available Stock Number thereafter expires unexercised or otherwise terminates without a payment in cash, stock, property or otherwise, the shares of Common Stock subject to the unexercised or terminated portion of such Compensatory Award shall be added back to the Available Stock Number. All numbers of shares calculated in accordance with this paragraph shall be appropriately adjusted on a consistent basis for stock-splits, stock dividends, stock combinations and similar events following the Effective Time. The adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for the Corporation or any person controlled by the Corporation shall be subject to the approval of the Board of Directors.

        The Compensation Committee shall consist solely of members who (i) meet the Independent Director Standard, or (ii) are affiliated with a stockholder who owns 10% or more of the Corporation’s securities (“Affiliated Directors”); provided, however, that if any Affiliated Directors serve on the Compensation Committee they shall comprise less than a majority of the members of the Compensation Committee; and provided, further, that no Affiliated Director who is an employee of the Corporation may serve on the Compensation Committee. Notwithstanding anything to the contrary, the foregoing shall not apply if the Corporation is or is deemed to be a Controlled Company. The Compensation Committee shall act by the affirmative vote of a majority of all of the members of the Compensation Committee or by unanimous written consent. Any member of the Compensation Committee who is an employee of the Corporation or its subsidiaries will not be present during the deliberations with respect to, and shall abstain from and not be present during any vote on, matters related to such employee’s own compensation or Compensatory Awards. The Compensation Committee shall keep minutes of its meetings and shall report to the Board of Directors promptly after each of its meetings so as to keep the Board of Directors sufficiently apprised of the Compensation Committee’s meetings, actions and activities.

                      (b)        Audit Committee. There shall be an audit committee of the Board of Directors. Subject to the limitations of the laws of the State of Delaware and except as otherwise provided in the Certificate or these By-laws, the Audit Committee will have all powers normally accorded to the audit committee of a U.S. public company. Each member of the Audit Committee shall meet the Independent Director Standard. The Audit Committee shall act by the affirmative vote of a majority of all members of the Audit Committee or by unanimous written consent. The Audit Committee shall keep minutes of its meetings, shall report to the Board of Directors promptly after each of its meetings so as to keep the Board of Directors sufficiently apprised of the Audit Committee’s meetings, actions, and activities, and shall be responsible to the Board of Directors for the conduct of the matters entrusted to it.

                      (c)        Nominating Committee. The Nominating Committee shall consist solely of members who (i) meet the Independent Director Standard, or (ii) are Affiliated Directors; provided, however, that if any Affiliated Directors serve on the Nominating Committee they shall comprise less than a majority of the members of the Nominating Committee; and provided, further, that no Affiliated Director who is an employee of the

Corporation may serve on the Nominating Committee. Notwithstanding anything to the contrary, the foregoing shall not apply if the Corporation is or is deemed to be a Controlled Company. The Nominating Committee shall act by the affirmative vote of a majority of all members of the Nominating Committee or by unanimous written consent. The Nominating Committee shall keep minutes of its meetings, shall report to the Board of Directors promptly after each of its meetings so as to keep the Board of Directors sufficiently apprised of the Nominating Committee’s meetings, actions, and activities, and shall be responsible to the Board of Directors for the conduct of the matters entrusted to it.

                      (d)        Other Committees. The Board of Directors may by resolution establish other committees in addition to the Executive Committee, Compensation Committee and Audit Committee, and shall specify with particularity the powers and duties of any such committee. Subject to the limitations of the laws of the State of Delaware and, except as provided in the Certificate or these By-laws, any such committee shall exercise all powers and authority specifically granted to it by the Board of Directors. Such committees shall serve at the pleasure of the Board of Directors; keep minutes of their meetings; and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them. The Board of Directors at any time may remove, with or without cause, any members of any such other committee and may, with or without cause, disband any such other committee.

         Section 2.12  Committees Generally.

        Subject to any requirements of these By-laws, each committee that may be established by the Board of Directors pursuant to these By-laws will consist of members appointed by the Board of Directors and may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members at least one business day (and not less than 24 hours in advance of the scheduled time of the meeting) prior to any such meeting to be held at any office of the Corporation located in the continental United States. Longer notice periods shall be provided for meetings at other locations.

         Section 2.13    Directors’ Compensation.

        Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties, as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

         Section 2.14    Action Without Meeting.

        Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

         Section 2.15    Telephone Meetings.

        Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE III

OFFICERS

         Section 3.1    Executive Officers.

        The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, a Chief Financial Officer, a General Counsel, who may be an Executive Vice President, one or more Vice Presidents, and a Secretary, each of whom shall be elected by the Board of Directors, and such other officers, including a Treasurer and a Controller, as may from time to time be determined by the Board of Directors and elected or appointed by the Board of Directors. A person may hold more than one of the foregoing offices. Subject to Section 3.3, each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders following their respective election.

         Section 3.2    Powers and Duties of Officers.

        The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be determined from time to time by the Board of Directors or specified in these By-laws (and in all cases where the duties of any officer are not prescribed by the By-laws or the Board of Directors, such officer shall follow the orders and instructions of the Chief Executive Officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                      (a)        Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors, (i) have general and active control of the Corporation’s affairs and business and general supervision of its officers, agents and employees; (ii) preside at all meetings of the stockholders and the Board of Directors; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors. Unless otherwise authorized and directed by the Board of Directors or provided in these By-laws, only the Chief

Executive Officer or his or her designee shall execute on behalf of the Corporation all material contracts which implement policies established by the Board of Directors.

                      (b)        President and Chief Operating Officer. The President and Chief Operating Officer shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer, perform all duties incident to the office of President and Chief Operating Officer as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or, in the event of his disability, legal incapacity or refusal to act, at the request of the Board of Directors, the President and Chief Operating Officer shall perform the duties of the Chief Executive Officer in his capacity as an officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer in his capacity as an officer of the Corporation. The President and Chief Operating Officer shall report to the Chief Executive Officer of the Corporation.

                      (c)        Executive Vice President; General Counsel. The Executive Vice President and General Counsel shall be responsible for the legal affairs of the Corporation and shall have such additional powers and perform such additional duties as may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

                      (d)        Vice President. The Vice President, if any (or if there is more than one, then each Vice President), shall assist the Chief Executive Officer and the Presidents and Chief Operating Officers and shall perform such duties as may be assigned to the Vice President by the Chief Executive Officer or by the Board of Directors. Assistant vice presidents, if any, shall have the powers and perform the duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

                      (e)        Chief Financial Officer; Treasurer. The Chief Financial Officer or, in the absence of a Chief Financial Officer, the Treasurer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) unless assigned to the Controller, receive and give receipts and acquittance for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other debts of the Corporation of whatever nature upon maturity; (iii) unless there is a Controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief Executive Officer, the Audit Committee and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board of Directors or the Audit Committee, make such reports to it as may be required at any time; and (v) perform all other duties incident to such office and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer and the Treasurer shall report to the Chief Executive Officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer or Treasurer. If there is no Chief Financial Officer or Treasurer, these duties shall be performed by the Secretary or the Chief Executive Officer or other person appointed by the Board of Directors.

                      (f)        Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of

Directors and any committees of the Board of Directors, which shall at all reasonable times be open to the examination of any director; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of the corporate records, which shall at all reasonable times be open to the examination of any director, and of the seal of the Corporation; (iv) keep at the Corporation’s registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of Secretary, including certifying the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, signing or attesting certificates, statements or reports required to be filed with governmental bodies or officials, signing acknowledgments of instruments, and performing such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer. The Secretary shall report to the Chief Executive Officer. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

                      (g)        Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                      (h)        Budget. At the regular meeting of the Board of Directors, occurring during the third calendar quarter in any calendar year, the Chief Executive Officer shall present to the Board of Directors for its approval a draft budget for the Corporation’s ensuing fiscal year. The budget shall contain information customarily included for corporations having a size and type of business similar to that of the Corporation (the “Draft Budget”). If the Draft Budget is approved by the Board of Directors, then the Draft Budget shall be the budget for the Corporations’ next succeeding fiscal year (the “Budget”). If the Draft Budget is not so approved by the Board of Directors, then the Draft Budget shall be amended by the Chief Executive Officer to reflect any changes requested by the Board of Directors and shall be presented, together with all such amendments, to the Board of Directors for its approval at the last regular meeting of the Board of Directors in such calendar year. Upon the approval by the Board of Directors of such amended Draft Budget, such budget shall be the Budget.

         Section 3.3    Resignations; Removals.

                      (a)        Any officer of the Corporation may resign at any time, subject to any rights or obligations under any then existing contracts between such officer and the Corporation, by giving written notice or notice by electronic transmission to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

                      (b)        The Board of Directors, at any time, may remove with or without cause from office or terminate the employment of any officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                      (c)        Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause may be filled at any time by the Board of Directors.

         Section 3.4    Proxies.

        Unless otherwise provided in the Certificate or directed by the Board of Directors, the Chief Executive Officer, or his or her designee, shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

ARTICLE IV

CAPITAL STOCK

         Section 4.1    Stock Certificates.

        Each stockholder of the Corporation shall be entitled to a certificate certifying the class and number of shares represented thereby and in such form, not inconsistent with the law of the State of Delaware or the Certificate, as the Board of Directors may from time to time prescribe.

        The certificates of stock shall be signed by the President or Vice President and by the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer. Any such signature may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

         Section 4.2    Transfer of Shares.

                      (a)        Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

                      (b)        The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 4.3    Lost Certificates.

        The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

         Section 4.4    Transfer Agent and Registrar.

        The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

         Section 4.5    Regulations.

        The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE V

GENERAL PROVISIONS

         Section 5.1    Offices.

        The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

         Section 5.2    Corporate Seal.

        The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware”.

         Section 5.3    Fiscal Year.

The fiscal year of the Corporation shall end on December 31 of each calendar year.

         Section 5.4    Notices and Waivers Thereof.

        Whenever any notice whatever is required by law, the Certificate or these By-laws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or, in the case of stockholders, by mail, or, in the case of directors or officers, by telegram, cable or electronic transmission, addressed to such address as appears on the books of the Corporation.

        Whenever any notice is required to be given by law, the Certificate, or these By-laws, a written waiver thereof, signed by the person entitled to such notice, or by a waiver by electronic transmission, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

         Section 5.5    Amendments.

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than a majority of the total number of members of the Board of Directors then authorized, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation.

        Subject to the rights of the holders of any class or series of preferred stock, these By-laws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of the Voting Securities of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws by the Board of Directors in accordance with the preceding paragraph.